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                                                                     EXHIBIT 2.2


                              SETTLEMENT AGREEMENT

         This Settlement Agreement (this "Agreement") is made as of the 30th day of November, 2001, by and among ATNAM Enterprises, Inc., an Illinois corporation ("ATNAM"), Nextgen Communications Corporation (formerly U S Industrial Services, Inc.), a Delaware corporation ("USIS", and together with ATNAM, the "USIS Parties"), and Kenny Industrial Services, L.L.C., a Delaware limited liability company ("Kenny").

         WHEREAS, "USIS Parties" as used herein means each of ATNAM and USIS, and all of each of their parents, subsidiaries, affiliates, and divisions, and all of each of their principals, partners, investors, shareholders, owners, employees, creditors, directors, joint venturers, executives and assigns, and every person or entity that is in privity with ATNAM or USIS and every other person, partnership, corporation, limited liability company or other entity that has, ever has had, or ever could have, any interest in or claim to any aspect of the operation or business of either of ATNAM or USIS, or the contractual relationship between ATNAM or USIS and Kenny, and all of the predecessors, successors, assigns, present or former employees, agents, relatives and representatives of the foregoing;

         WHEREAS, "Kenny" as used herein means Kenny and all of its parents, subsidiaries, affiliates, and divisions, and all of its principals, partners, investors, shareholders, owners, employees, creditors, directors, joint venturers, executives and assigns, and every person or entity that is in privity with Kenny and every other person, partnership, corporation, limited liability company or other entity that has, ever has had, or ever could have, any interest in or claim to any aspect of the operation or business of Kenny, or the contractual relationship between Kenny and ATNAM or USIS, and all of the predecessors, successors, assigns, present or former employees, agents, relatives and representatives of the foregoing;

         WHEREAS, whenever in this Agreement any party shall be referred to by name, such designation shall have the same effect as if the words
"administrators, successors and assigns" had been inserted after each such designation and all the terms, covenants and conditions herein contained shall inure to the benefit of and shall bind the parties hereto, and their administrators, successors and assigns, respectively;

         WHEREAS, ATNAM, USIS and Kenny are parties to an Asset Purchase Agreement, dated as of November 23, 1998 (the "Asset Agreement"), and to notes, security agreements, subordination and other related agreements and arrangements relating to the transactions provided for in the Asset Agreement (collectively, the "Purchase Agreements");

         WHEREAS, ATNAM's attorneys, by letter dated September 18, 2001, have given Kenny notice of default (the "Default Notice") with respect to the following notes included in the Purchase Agreements: (i) the Amended and Restated Secured Note of Kenny Industrial Services, L.L.C. dated March 31, 2001 having an original principal


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amount of $1,000,000, and (ii) the Amended and Restated Secured Note of Kenny
Industrial Services, L.L.C. dated March 31, 2001 having an original principal amount of $3,490,000 (the "Old Notes");

         WHEREAS, it is Kenny's position that ATNAM has failed to perform certain obligations set forth in the Consent, Acknowledgment and Waiver Under Security Agreement, dated as of March 31, 2001, entered into by ATNAM and Kenny and included in the Purchase Agreements;

         WHEREAS, the parties hereto have resolved the differences among them and agreed to the terms of this Agreement and wish to provide for the release of any and all claims each has against the other and to specify the terms of the settlement of such claims, in connection with and concurrently with the closing of the transaction described below;

         WHEREAS, Kenny has agreed to issue its (i) Second Amended and Restated
Note in the name of ATNAM Enterprises, Inc. dated the date hereof in the aggregate principal amount of $15,221.84, and (ii) Second Amended and Restated
Note in the name of ATNAM Enterprises, Inc. dated the date hereof in the aggregate principal amount of $4,075,648.16 (together, the "Notes") in exchange for the Old Notes as part of the settlement with the USIS Parties and the transaction described below;

         WHEREAS, Capital Resource Partners IV, L.P., a Delaware limited partnership ("CRP"), and CRP Investment Partners IV, LLC, a Delaware limited liability company ("CRP LLC") (together, "CRP") are acquiring the Notes from ATNAM as of the date hereof (the "Note Purchase"), pursuant to a Note Purchase Agreement by and among CRP, ATNAM and Kenny (the "Note Purchase Agreement"), effective as of the date hereof; and

         WHEREAS, Kenny has facilitated the Note Purchase, the closing of which is mutually beneficial to Kenny and the USIS Parties, and the USIS Parties and Kenny are entering this Agreement in consideration for the execution of the Note Purchase Agreement, and for other good and valuable consideration;

         NOW, THEREFORE, in consideration of the promises and covenants made or contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree, stipulate and release each other as follows:

         1. Release by USIS Parties. Upon the execution of the Note Purchase Agreement and the USIS Parties' receipt of the consideration to be paid by CRP in connection therewith, the USIS Parties hereby release and discharge Kenny of and from liability for any and all claims, including but not limited to all claims alleged, and also all other demands, actions, causes of action, controversies, declaratory judgment actions, cross claims, counterclaims, debts, liquidated damages,



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common law claims, statutory claims, costs, expenses, attorneys' fees, compensatory and punitive damages, compensation, obligations, contract actions, quasi-contract actions, tort actions, equitable actions, controversies, and liabilities of any and every nature whatsoever in law or in equity (including those arising under the laws or statutes of the United States or of any State, or any Uniform Commercial Code) whether known or unknown, suspected or claimed, matured or unmatured, and whether or not contingent, which the USIS Parties or either of them ever had, now has, or which the USIS Parties or either of them can, will or may have against Kenny. Without limiting the general comprehensiveness of the foregoing, each of the USIS Parties specifically agrees to release and forever discharge Kenny from all claims, demands, causes of action or disputes involving issues similar in any way to, or related in any manner to those raised as a result of any Purchase Agreement, including the Old Notes, and any other proposed or future causes of action arising out of the same or similar incidents and concerning the same parties. THIS RELEASE IS A GENERAL RELEASE AND THE PARTIES INTEND AND AGREE THAT IT SHALL BE INTERPRETED AND ENFORCED AS SUCH.

         2. Release by Kenny. Upon the execution of the Note Purchase Agreement and the USIS Parties' delivery of facsimile copies of the Notes to CRP with a facsimile copy to Kenny in connection therewith, Kenny hereby releases and discharges the USIS Parties of and from liability for any and all claims, including but not limited to all claims alleged, and also all other demands, actions, causes of action, controversies, declaratory judgment actions, cross claims, counterclaims, debts, liquidated damages, common law claims, statutory claims, costs, expenses, attorneys' fees, compensatory and punitive damages, compensation, obligations, contract actions, quasi-contract actions, tort actions, equitable actions, controversies, and liabilities of any and every nature whatsoever in law or in equity (including those arising under the laws or statutes of the United States or of any State, or any Uniform Commercial Code) whether known or unknown, suspected or claimed, matured or unmatured, and whether or not contingent, which Kenny ever had, now has, or which Kenny can, will or may have against the USIS Parties. Without limiting the general comprehensiveness of the foregoing, Kenny specifically agrees to release and forever discharge the USIS Parties from all claims, demands, causes of action or disputes involving issues similar in any way to, or related in any manner to those raised as a result of any Purchase Agreement, and any other proposed or future causes of action arising out of the same or similar incidents and concerning the same parties. THIS RELEASE IS A GENERAL RELEASE AND THE PARTIES INTEND AND AGREE THAT IT SHALL BE INTERPRETED AND ENFORCED AS SUCH.

         3. Termination of Security Agreement. Upon the execution of the Note Purchase Agreement and the USIS Parties' receipt of the consideration to be paid by CRP in connection therewith, each of the (i) Security Agreement dated as of November 30, 1998 between Kenny and ATNAM, as amended by the Amendment to Security Agreement dated as of December 15, 1998, and by Amendment No. 2 to Security Agreement dated as of March 31, 2001 (the "Security Agreement"), and
(ii) Subordinated Mortgage dated as of November 30, 1998 granted by Kenny to ATNAM and relating to certain property located in Lake County, Indiana (the "Mortgage"), is hereby terminated and the parties hereto agree that the Security Agreement and the Mortgage shall be of no

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further force or effect from and after the date hereof. The USIS Parties agree to do such other acts and things, and to execute such further documents, including but not limited to UCC Termination Statements, including UCC Termination Statements relating to the filings listed on Exhibit A hereto, as Kenny in its sole discretion shall deem necessary or desirable to evidence the termination and release of any and all interests of the USIS Parties in any collateral at any time securing the Notes.

         4. USIS Parties' Agreement not to Sue. Each of ATNAM and USIS covenants and agrees that it shall not sue, institute, cause to be instituted, assist in instituting, or permit to be instituted on its behalf any proceeding before any court, tribunal or other body, or otherwise allege or assert any claim or matter against Kenny that is covered by this Agreement.

         5. Kenny Agreement not to Sue. Kenny covenants and agrees that it shall not sue, institute, cause to be instituted, assist in instituting, or permit to be instituted on its behalf any proceeding before any court, tribunal or other body, or otherwise allege or assert any claim or matter against either ATNAM or USIS that is covered by this Agreement.

         6. Conditions Precedent to Kenny's Performance. The USIS Parties agree that only upon their signing of this Agreement, the execution and delivery of the Note Purchase Agreement by the parties thereto, and the delivery of facsimile copies of the Notes to CRP with a facsimile copy to Kenny in connection with the Note Purchase Agreement, will Kenny be obligated to perform any requirement of this Agreement.

         7. Conditions Precedent to the USIS Parties' Performance. Kenny agrees that only upon its signing of this Agreement, the execution and delivery of the Note Purchase Agreement by the parties thereto, and CRP's payment in full to the USIS Parties of the purchase price required by the Note Purchase Agreement, will the USIS Parties be obligated to perform any requirement of this Agreement.

         8. Representations and Warranties. The USIS Parties on the one hand, and Kenny on the other, specifically warrant to the other that they have received independent legal advice with respect to the advisability of entering into this Agreement and of making the covenants, representations, warranties and promises provided for herein and signing this Agreement, that they have relied solely upon their own independent judgment and that of their legal counsel regarding the proper, complete and agreed upon consideration for and language of this Agreement, that they have freely and independently bargained for this Agreement at arms-length, that no special fiduciary, or confidential relationship now exists or has ever existed between the USIS Parties and Kenny, and that no statements, representatives, promises, warranties, threats, inducements, etc., made outside this Agreement by the USIS Parties or Kenny, have influenced or induced the USIS Parties or Kenny to execute this Agreement. There are no representations upon which the parties rely apart from those expressly set forth herein. The USIS Parties and Kenny have made

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such independent investigation of the facts pertaining to this Agreement as each has deemed necessary.

         9. Receipt of Consideration. Each of the USIS Parties agrees to and acknowledges receipt of consideration that each agrees and represents is fair, good, and sufficient for the giving of this Agreement. Kenny agrees to and acknowledges receipt of consideration that Kenny agrees and represents is fair, good, and sufficient for the giving of this Agreement.

         10. Persons Bound by Agreement. The USIS Parties hereby warrant and represent that they have full and legal power and authority to bind to all of the terms of this Agreement every person, partnership, corporation or entity included within the definition of "USIS Parties" as set forth above. The USIS Parties agree to indemnify Kenny, defend and hold Kenny harmless from any and all claims, demands, disputes, and causes of action asserted against Kenny and any and all losses, judgments, legal costs, attorneys' fees, expert fees and expenses incurred by Kenny in violation of this Section 9. Kenny hereby warrants and represents that it has full and legal power and authority to bind to all of the terms of this Agreement every person, partnership, corporation or entity included within the definition of "Kenny" as set forth above. Kenny agrees to indemnify the USIS Parties, defend and hold the USIS Parties harmless from any and all claims, demands, disputes, and causes of action asserted against the USIS Parties and any and all losses, judgments, legal costs, attorneys' fees, expert fees and expenses incurred by the USIS Parties in violation of this
Section 10.

         11. No Admission of Liability; Agreement not to Contest. Nothing contained herein shall be deemed an admission by any party of liability to any other party. The USIS Parties and Kenny agree not to contest in any court or other proceeding the validity of this Agreement, it being of the essence to this Agreement that the parties have resolved the USIS Parties' claims against Kenny and Kenny's claims against the USIS Parties. It is the USIS Parties' and Kenny's intention that this Agreement finally and permanently disposes of any and all claims that the USIS Parties and Kenny asserted, could have asserted, or could ever assert against the other with respect to the subject matter hereof.

         12. Entire Agreement. This Agreement, along with the Note Purchase Agreement, constitutes the entire agreement between the USIS Parties and Kenny concerning the subject matter hereof, and shall supersede all prior or contemporaneous oral or written understandings, statements, representations or promises with, to or between the USIS Parties and Kenny. It is expressly understood that this Agreement may not be altered, amended, modified or otherwise changed by oral communication of any kind or character.

         13. Authority. Each of the undersigned signing on behalf of the USIS Parties and Kenny warrants that he or she is authorized to sign for and bind such party and that this Agreement is given voluntarily and is not based upon any representations or statements of any kind made by either party hereto (or any representative or attorney for

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either party hereto) to the other party hereto concerning the merits, legal liability or value of the claim or rights released hereunder.

         14. Governing Law. This Agreement shall be governed by the law of the State of Illinois.

         15. Notices. All notices under this Agreement shall be delivered to the parties at the addresses as set forth below:

             USIS and ATNAM:

         U.S. Industrial Services, Inc.
         Attn.:  Mr. Frank J. Fradella
         11850 Jones Road
         Houston, TX  77070
         Fax:  830-640-3126
         Email:  ffradella@aol.com

             Kenny:

         Kenny Industrial Services, L.L.C.
         Attn.:  Mr. Michael Rothman
         414 N. Orleans Ave., Suite 202
         Chicago, IL 60610 Fax: 312-896-9414
         Email:  mrothman@kennyis.com

         16. Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         17. Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

         18. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including by facsimile signature, any of which need not contain the


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signatures of more than one party, but which taken together shall constitute one and the same Agreement.


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         IN WITNESS WHEREOF, the parties have set their signatures as of the date above written.


Witness:                                    NEXTGEN COMMUNICATIONS
                                            CORPORATION


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Signature                                   Signature

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Print Name                                  Print Name

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Title                                       Title


Witness:                                    ATNAM ENTERPRISES, INC.


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Signature                                   Signature

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Print Name                                  Print Name

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Title                                       Title



Witness:                                    KENNY INDUSTRIAL SERVICES, L.L.C.


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Signature                                   Signature

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Print Name                                  Print Name

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Title                                       Title



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